UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 10, 2014

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee of Quanex Building Products Corporation (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company’s independent registered public accounting firm for the year ended October 31, 2014. As a result of that competitive process and based on approval of the Company’s Audit Committee, on April 10, 2014, Deloitte & Touche LLP (“D&T”) was dismissed as the Company’s independent registered public accounting firm, effective immediately.

The reports of D&T on the Company’s consolidated financial statements as of and for the years ended October 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended October 31, 2013 and 2012, and through April 10, 2014, there were no (a) disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to D&T’s satisfaction, would have caused D&T to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided D&T with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from D&T a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of D&T’s letter dated April 15, 2014, is attached as Exhibit 16.1.

Contemporaneous with the determination to dismiss D&T and with approval of the Company’s Audit Committee, the Company engaged Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended October 31, 2014, also to be effective immediately.

During the years ended October 31, 2013 and 2012, and the subsequent interim period through April 10, 2014, the Company did not consult with Grant Thornton LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter of Deloitte & Touche LLP, dated April 15, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

April 15, 2014	/s/ BRENT L. KORB
(Date)	Brent L. Korb Senior Vice President – Finance and Chief Financial Officer

Exhibit Index

16.1	Letter of Deloitte & Touche LLP, dated April 15, 2014.